UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 27, 2014

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-15555

Delaware	87-0267438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6021 S. Syracuse Way, Suite 117, Greenwood Village, CO 80111
(Address of Principal Executive Office)

720-420-4460
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Board of Directors of Tengasco, Inc. (NYSE MKT: TGC) has fixed the date and time of the Annual Meeting of the Company’s holders of common stock as Friday, November 14, 2014 at 8:30 A.M. at the Doubletree by Hilton Hotel Denver Tech Center, 7801 E. Orchard Rd., Greenwood Village, CO 80111. The Board of Directors fixed the close of business on September 25, 2014 as the record date for the determination of the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. It is anticipated that the Notice of Annual Meeting and Proxy Statement will be available to the Company’s stockholders on or before October 3, 2014. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices at 6021 S. Syracuse Way, Suite 117, Greenwood Village, CO 80111 ten days before November 14, 2014.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1	Press release dated September 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: September 3, 2014
Tengasco, Inc.

By:	s/Michael J. Rugen
Michael J. Rugen,
Chief Executive Officer